UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 1, 2010

PATIO BAHIA, INC.
(Exact name of registrant as specified in its charter)

Florida	333-164806	161630359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 S. Pointe Drive, Suite 1704, Miami Beach, Florida 33139	33139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(754) 234-9455

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On June 1, 2010, we were advised that FINRA cleared the request of Glendale Securities, Inc. for an unpriced quotation on the OTC Bulletin Board and Pink Quote for the shares of common stock of Patio Bahia, Inc.  Effective at market open on June 2, 2010 our common stock will be quoted on the OTC Bulletin Board and Pink Sheets under the symbol “PBAH.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIO BAHIA, INC.

Date: June 7, 2010	By: /s/ Jeannot McCarthy
Jeannot McCarthy Chief Executive Officer and President